UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 24, 2002

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	Commission File Number:	95-4598246
(State of other jurisdiction of incorporation or organization)	1-12675	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064
(Address of principal executive offices)

(310) 481-8400
(Registrant’s telephone number, including area code)

ITEM 9.    REGULATION FD DISCLOSURE

On July 24, 2002 the Company issued a press release announcing its earnings for the quarter ended June 30, 2002 and made publicly available certain supplemental information. The supplemental information is attached to this current report as Exhibit 99.1, and the press release is attached to this current report as Exhibit 99.2, and each are incorporated by reference to this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2002

KILROY REALTY CORPORATION

By:	/s/ ANN MARIE WHITNEY
Ann Marie Whitney Senior Vice-President and Controller

EXHIBIT INDEX

Exhibit Number		Description

99.1	*	Second Quarter 2002 Supplemental Financial Report for the Quarter Ended June 30, 2002.

99.2	*	Press Release dated July 24, 2002.

*	Filed herewith.